SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 13, 2014)

UNIVEST TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6610 North University Drive
Suite 220
Fort Lauderdale, FL 33321
 (Address of principal executive offices)
(954) 722-1300, Ext. 105
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UNIVEST TECH, INC.
Form 8-K
Current Report

ITEM 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 13, 2014, Univest Tech, Inc., a Colorado corporation (the “Company”), filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Colorado to increase the authorized number of shares of Common Stock from fifty million (50,000,000) shares, par value $0.001, to two hundred fifty million (250,000,000) shares, par value $0.001.  A copy of the Articles of Amendment is filed herewith as Exhibit 3.01.

ITEM 8.01   OTHER EVENTS

On May 13, 2014, the Company’s Board of Directors, receiving the majority vote of the Company’s shareholders, approved: (a) an increase in the aggregate number of authorized shares of Common Stock of the Company from fifty million (50,000,000) shares, par value $0.001, to two hundred fifty million (250,000,000) shares, par value $0.001; and (b) a 9-for-1 forward stock split (“Forward Split”) of the issued and outstanding shares of Common Stock of the Company, payable as a dividend and upon surrender of certificates.  As a result of the Forward Split, the current 23,044,500 issued and outstanding shares of Common Stock shall represent 207,400,500 post Forward Split shares; any and all fractional shares resulting from the Forward Split shall be rounded up to the next whole share.

On May 16, 2014, FINRA approved the Forward Split, to take effect on May 20, 2014.  The Company’s new symbol on May 20, 2014 will be UVSTD.  The “D” appended to the symbol will be removed after 20 business days.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements.

(d)    Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filed

3.01	Articles of Amendment to Articles of Incorporation filed with the Secretary of State of Colorado dated May 13, 2014	Filed herewith.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014	UNIVEST TECH, INC.

By: /s/ Jaitegh Singh
Jaitegh Singh President & Chief Executive Officer